Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8349

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Director of Investor Relations, or Katherine L. Johnston, Manager of Investor Relations (617) 796-8234

Senior Housing Properties Trust Announces Results of Annual Meeting

Newton, MA (May 18, 2009).  Senior Housing Properties Trust (NYSE: SNH) announced the preliminary tabulation of votes at its annual meeting held earlier today, as follows:

•                  Jeffrey P. Somers was elected as an Independent Trustee receiving 106,516,997 votes, or 95% of all shares outstanding.

•                  Barry M. Portnoy was elected as a Managing Trustee receiving 100,465,063 votes, or 89% of all shares outstanding.

Both Messrs. Somers and Portnoy were elected for three (3) year terms until the 2012 annual meeting.

Senior Housing Properties Trust is a real estate investment trust which owns independent and assisted living communities, nursing homes, rehabilitation hospitals, wellness centers and medical office buildings throughout the United States.  SNH is headquartered in Newton, MA.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY MAY NOT OCCUR.  FOR EXAMPLE, THIS PRESS RELEASE REPORTS THE PRELIMINARY TABULATIONS OF VOTES OF SHAREHOLDERS AND IMPLIES THAT THE FINAL RESULTS OF THE TABULATIONS OF VOTES WILL BE THE SAME.  IN FACT, THE PRELIMINARY TABULATIONS ARE SUBJECT TO FINAL COUNTINGS OF VOTES AND VERIFICATIONS THEREOF BY THE APPOINTED INSPECTOR OF ELECTIONS.  THE FINAL VOTES MAY BE DIFFERENT FROM THE RESULTS IMPLIED BY THE PRELIMINARY TABULATIONS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

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